Exhibit 99.1

For Investor Relations Inquiries:

Raphael Gross of ICR

203.682.8253

For Media Inquiries:

Brian Little of Bojangles’, Inc.

704.519.2118

Bojangles’, Inc. Reports Financial Results for its Second Fiscal Quarter 2015

Raises Annual Guidance for Fiscal Year 2015

CHARLOTTE, NC — (Globe Newswire) — August 6, 2015 — Bojangles’, Inc. (Bojangles’) (NASDAQ: BOJA) today announced financial results for the second fiscal quarter 2015, which was a 13-week period ending on June 28, 2015. Bojangles’® also raised its annual guidance for the fiscal year 2015, which is a 52-week period ending on December 27, 2015.

Financial Highlights for the Second Fiscal Quarter 2015 Compared to the Second Fiscal Quarter 2014

•	System-wide comparable restaurant sales increased 4.4%;

•	Total revenues increased 13.1% to $120.5 million from $106.5 million;

•	13 new restaurants were opened — nine new company-operated restaurants and four new franchised restaurants;

•	Net Income of $6.3 million compared to $6.2 million;

•	Pro Forma Net Income* increased 43.1% to $8.6 million from $6.0 million;

•	Pro Forma Diluted Net Income per Share* of $0.23 compared to $0.16; and

•	Adjusted EBITDA* increased 21.6% to $20.5 million from $16.9 million.

*	Pro Forma Net Income, Pro Forma Diluted Net Income per Share and Adjusted EBITDA are non-GAAP measures. Please see “Use and Definition of Non-GAAP Measures” and the reconciliation tables accompanying this release.

“We had an outstanding quarter characterized by a double-digit increase in our top-line and even higher growth in our adjusted EBITDA and pro forma net income. System-wide comparable restaurant sales grew a solid 4.4%, enabling us to extend our track record of gains to 21 consecutive quarters. At company-operated restaurants, we leveraged comparable restaurant sales growth and benefited from a more favorable commodity environment than we had expected. Given our success year-to-date and updated outlook for the second half of fiscal 2015, we are pleased to be raising our annual guidance,” said Bojangles’ President and CEO Clifton Rutledge.

“Bojangles’ is an iconic brand with broad appeal that we believe is vastly underpenetrated relative to our current footprint. We are addressing our attractive development opportunity in an aggressive, yet disciplined manner with a focus on building greater scale in adjacent areas within the Southeast and infilling our core North and South Carolina markets. We recently announced development agreements for

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

West Virginia and Kentucky and have a total pipeline of nearly 90 locations for company-operated and franchised restaurants that have been approved for development or are already under construction. We are therefore excited to be raising our development plans to between 59 and 63 system-wide openings this year, which if achieved, at the midpoint would yield over 8% in annualized net unit growth,” he concluded.

Fiscal Second Quarter 2015 Financial Review

System-wide comparable restaurant sales increased 4.4%, consisting of company-operated comparable restaurant sales growth of 3.3% and franchised comparable restaurant sales growth of 5.1%. Comparable restaurant sales growth at company-operated restaurants was composed of increases in price and mix.

Total revenues increased 13.1% to $120.5 million in the second fiscal quarter of 2015 from $106.5 million in the prior year quarter. The increase was primarily due to new restaurant openings and comparable restaurant sales growth at our company-operated and franchised restaurants.

Company restaurant revenues increased 13.3% to $114.0 million in the second fiscal quarter of 2015 from $100.6 million in the prior year quarter. Franchise royalty revenues increased 12.2% to $6.4 million in the second fiscal quarter of 2015 from $5.7 million in the prior year quarter.

Restaurant contribution, a non-GAAP measure, increased 24.9% to $21.8 million in the second fiscal quarter of 2015 from $17.5 million in the prior year quarter. As a percentage of Company restaurant revenues, restaurant contribution margin, a non-GAAP measure, increased to 19.1% in the second fiscal quarter of 2015 from 17.4% in the prior year quarter.

General and administrative expenses increased $3.8 million to $11.7 million in the second fiscal quarter of 2015 from $7.9 million in the prior year quarter. The increase was due primarily to $1.8 million in legal, accounting, and other expenses directly related to our initial public offering, $0.7 million of higher stock-based compensation expense as a result of the vesting of certain performance awards, additional positions added to support an increased number of restaurants in our system, and additional costs as a result of operating as a public company.

Adjusted EBITDA increased 21.6% to $20.5 million in the second fiscal quarter of 2015 from $16.9 million in the prior year quarter.

Net Income was $6.3 million in the second fiscal quarter of 2015 compared to $6.2 million in the prior year quarter.

Pro Forma Net Income was $8.6 million in the second fiscal quarter of 2015 compared to $6.0 million in the prior year quarter. Pro Forma Diluted Net Income per Share was $0.23 in the second fiscal quarter of 2015 compared to $0.16 in the prior year quarter.

Fiscal Year 2015 Guidance

For the 52-week period ending on December 27, 2015, we are raising certain previously provided guidance and introducing additional guidance:

•	Total revenues of between $483.5 million and $487.5 million (up from $480.0 million to $487.0 million);

•	System-wide comparable restaurant sales growth of low to mid-single digits;

•	The opening of 59 to 63 system-wide restaurants (up from 50 to 57);

•	26 to 27 new company-operated restaurants (up from 22 to 25);

•	33 to 36 new franchised restaurants (up from 28 to 32);

•	Net openings of 49 to 53 system-wide restaurants;

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

•	24 to 25 net openings of company-operated restaurants;

•	25 to 28 net openings of franchised restaurants;

•	Restaurant contribution margin between 17.3% and 17.7%;

•	General and administrative expenses between $41.5 million and $42.5 million, inclusive of costs associated with our initial public offering and other non-recurring expenses;

•	Pro Forma Diluted Net Income per Share of $0.75 to $0.78; and

•	Adjusted EBITDA of $74.0 million to $76.0 million.

Conference Call and Webcast Today

We will host a conference call and webcast to discuss the second fiscal quarter 2015 results and fiscal year 2015 guidance today at 5:15 p.m. Eastern Time. The conference call dial-in numbers are 1-877-705-6003 for domestic toll-free calls and 1-201-493-6725 for international. A telephone replay will be available through September 6, 2015 and may be accessed by dialing 1-877-870-5176 for domestic toll-free calls and 1-858-384-5517 for international. The conference ID is 13614039.

The conference call will also be webcast live and later archived on the Investor Relations section of our website at www.bojangles.com.

About Bojangles’, Inc.

Bojangles’, Inc. is a highly differentiated and growing restaurant operator and franchisor dedicated to serving customers high-quality, craveable food made from our Southern recipes. Founded in 1977 in Charlotte, NC, Bojangles’ serves menu items such as delicious, famous chicken, made-from-scratch buttermilk biscuits, flavorful fixin’s and Legendary Iced Tea®. At June 28, 2015, Bojangles’ had 646 system-wide restaurants, of which 267 were company-operated and 379 were franchised restaurants, primarily located in the Southeastern United States. For more information, visit www.bojangles.com or follow Bojangles’ on Facebook and Twitter.

Use and Definition of Non-GAAP Measures

We utilize certain non-GAAP measures when assessing the operational strength and the performance of our business. Bojangles’ cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, reported GAAP results.

Comparable restaurant sales reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A restaurant enters our comparable restaurant base the first full day of the month after being open for 15 months using a mid-month convention.

Restaurant contribution is defined as company restaurant revenues less food and supplies costs, restaurant labor costs and operating costs. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant revenues. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our company-operated restaurants and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.

Pro Forma Net Income represents company net income before items that we do not consider representative of our ongoing operating performance, as well as an estimate of recurring incremental legal, accounting, insurance and other operating and compliance costs we expect to incur as a public company for those periods where they had not yet been incurred, both as identified in the reconciliation table below. Pro Forma Diluted Net Income per Share represents company diluted net income per share before items that we do not consider representative of our ongoing operating performance, as well as an estimate of recurring incremental legal, accounting, insurance and other operating and compliance costs we expect to incur as a public company for those periods where they had not yet been incurred, both as identified in the reconciliation table below.

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

EBITDA represents company net income before interest expense (net of interest income), provision for income taxes and depreciation and amortization. Adjusted EBITDA represents company net income before interest expense (net of interest income), provision for income taxes, depreciation and amortization, items that we do not consider representative of our ongoing operating performance and certain non-cash items, as identified in the reconciliation table below.

Pro Forma Net Income, Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Pro Forma Net Income, Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. In addition, in evaluating Pro Forma Net Income, Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate Pro Forma Net Income, Pro Forma Diluted Net Income per Share, EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This release contains forward-looking statements. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations, projections and guidance relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this earnings release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 28, 2014	June 28, 2015
Assets
Current assets:
Cash and cash equivalents	$13,201	12,763
Accounts and vendor receivables, net	4,285	4,600
Accounts receivable, related parties, net	736	437
Inventories, net	2,743	2,642
Other current assets	2,669	3,089

Total current assets	23,634	23,531
Property and equipment, net	42,478	45,847
Goodwill	161,140	161,140
Brand	290,500	290,500
Franchise rights, net	26,438	25,889
Favorable leases, net	1,908	1,691
Deferred debt issuance costs, net	2,726	2,311
Other noncurrent assets	3,819	3,075

Total assets	$552,643	553,984

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,639	14,508
Accrued expenses	18,479	20,620
Current maturities of long-term debt	—	—
Current maturities of capital lease obligations	4,365	4,878
Other current liabilities	1,655	3,129

Total current liabilities	40,138	43,135
Long-term debt, less current maturities	228,249	215,698
Deferred income taxes	116,589	114,193
Capital lease obligations, less current maturities	20,144	20,858
Other noncurrent liabilities	9,771	10,990

Total liabilities	414,891	404,874

Stockholders’ equity:
Preferred stock	172,691	—
Common stock	—	360
Additional paid-in capital	(56,220)	118,030
Retained earnings	21,135	30,907
Accumulated other comprehensive income (loss)	146	(187)

Total stockholders’ equity	137,752	149,110

Total liabilities and stockholders’ equity	$552,643	553,984

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015	June 29, 2014	June 28, 2015
Revenues:
Company restaurant revenues	$100,642	114,043	191,397	222,378
Franchise royalty revenues	5,676	6,368	10,874	12,305
Other franchise revenues	222	105	447	480

Total revenues	106,540	120,516	202,718	235,163

Company restaurant operating expenses:
Food and supplies costs	33,376	36,724	63,560	73,285
Restaurant labor costs	27,913	31,178	53,474	61,647
Operating costs	21,872	24,312	42,232	48,183
Depreciation and amortization	2,374	2,714	4,693	5,388

Total Company restaurant operating expenses	85,535	94,928	163,959	188,503

Operating income before other operating expenses	21,005	25,588	38,759	46,660

Other operating expenses:
General and administrative	7,869	11,717	14,851	22,630
Depreciation and amortization	583	691	1,127	1,350
Impairment	—	—	—	15
(Gain) loss on disposal of property and equipment	(3)	14	(4)	11

Total other operating expenses	8,449	12,422	15,974	24,006

Operating income	12,556	13,166	22,785	22,654
Amortization of deferred debt issuance costs	(174)	(231)	(361)	(415)
Interest income	—	5	1	5
Interest expense	(2,396)	(2,171)	(4,414)	(4,392)

Income before income taxes	9,986	10,769	18,011	17,852
Income taxes	3,748	4,435	6,788	8,080

Net income	$6,238	6,334	11,223	9,772

Net income per share:
Basic	$—	0.31	—	0.95

Diluted	$0.17	0.17	0.30	0.26

Weighted average shares used in computing net income per share:
Basic	—	20,540	—	10,270

Diluted	36,956	37,491	36,964	37,452

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015
Cash flows from operating activities:
Net income	$11,223	9,772
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	—	(2,237)
Depreciation and amortization	5,820	6,738
Amortization of deferred debt issuance costs	361	415
Impairment	—	15
(Gain) loss on disposal of property and equipment	(4)	11
Provision for doubtful accounts	30	55
(Benefit) provision for inventory spoilage	(2)	16
Provision (benefit) for closed stores	101	(50)
Stock-based compensation	743	1,402
Excess tax benefit from stock-based compensation	(49)	(421)
Changes in operating assets and liabilities	190	2,930

Net cash provided by operating activities	18,413	18,646

Cash flows from investing activities:
Purchases of franchisee’s assets	(3,188)	(186)
Purchases of property and equipment	(2,944)	(4,671)
Proceeds from disposition of property and equipment	3	28

Net cash used in investing activities	(6,129)	(4,829)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	50,000	—
Principal payments on long-term debt	(5,968)	(12,551)
Debt issuance costs	(720)	—
Distribution to stockholders	(50,000)	—
Stock option settlement	(172)	—
Stock option exercise	—	96
Excess tax benefit from stock-based compensation	49	421
Principal payments on capital lease obligations	(1,979)	(2,221)

Net cash used in financing activities	(8,790)	(14,255)

Net increase (decrease) in cash and cash equivalents	3,494	(438)
Cash and cash equivalents balance, beginning of period	8,456	13,201

Cash and cash equivalents balance, end of period	$11,950	12,763

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015	June 29, 2014	June 28, 2015
Net income	$6,238	6,334	11,223	9,772
Income taxes	3,748	4,435	6,788	8,080
Interest expense, net	2,396	2,166	4,413	4,387
Depreciation and amortization (a)	3,131	3,636	6,181	7,153

EBITDA	15,513	16,571	28,605	29,392
Non-cash rent (b)	407	390	767	779
Stock-based compensation (c)	343	1,080	743	1,419
Preopening expenses (d)	200	438	343	739
Sponsor and board member fees and expenses (e)	247	38	517	166
Certain professional, transaction and other costs (f)	184	2,007	472	4,880
Impairment and dispositions (g)	(1)	25	(1)	54

Adjusted EBITDA	$16,893	20,549	31,446	37,429

(a)	Includes amortization of deferred debt issuance costs.
(b)	Includes deferred rent, which represents the extent to which our rent expense has been above or below our cash rent payments, amortization of favorable (unfavorable) leases and closed store reserves for rent net of cash payments.
(c)	Includes non-cash, stock-based compensation, as well as employer payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering.
(d)	Includes expenses directly associated with the opening of new company-operated restaurants and incurred prior to the opening of a new company-operated restaurant.
(e)	Includes reimbursement of expenses to our sponsor prior to our initial public offering, compensation and expense reimbursement to members of our board prior to our initial public offering and certain non-recurring executive search firm fees incurred on behalf of our board.
(f)	Includes certain professional fees and transaction costs related to financing transactions, acquisitions and initial public offering expenses, third-party consultants for one-time projects and certain executive relocation costs.
(g)	Includes loss (gain) on disposal of property and equipment, impairment and cash proceeds on disposals from disposition of property and equipment.

Bojangles’, Inc. – Fiscal Year 2015

Second Fiscal Quarter Results

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Net Income to Pro Forma Net Income

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015	June 29, 2014	June 28, 2015
Net income	$6,238	6,334	11,223	9,772

Certain professional and transaction costs (a)	152	2,007	185	4,880
Incremental public company costs (b)	(600)	(194)	(1,200)	(794)
Stock-based compensation (c)	—	724	—	724
Tax impact of adjustments	213	(283)	433	(172)

Total adjustments	(235)	2,254	(582)	4,638

Pro Forma Net Income	$6,003	8,588	10,641	14,410

BOJANGLES’, INC. AND SUBSIDIARIES Unaudited Reconciliation of Diluted Net Income Per Share to Pro Forma Diluted Net Income Per Share
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015	June 29, 2014	June 28, 2015
Diluted net income per share	$0.17	0.17	0.30	0.26

Certain professional and transaction costs (a)	—	0.06	0.01	0.13
Incremental public company costs (b)	(0.02)	(0.01)	(0.03)	(0.02)
Stock-based compensation (c)	—	0.02	—	0.02
Tax impact of adjustments	0.01	(0.01)	0.01	(0.01)

Total adjustments	(0.01)	0.06	(0.01)	0.12

Pro Forma Diluted Net Income per Share	$0.16	0.23	0.29	0.38

(a)	Includes certain professional fees and transaction costs related to financing transactions, acquisitions and initial public offering expenses and third-party consultants for one-time projects.
(b)	Reflects an estimate of recurring incremental legal, accounting, insurance and other operating and compliance costs we expect to incur as a public company in addition to actual amounts incurred. By its nature, this adjustment involves risks and uncertainties, and the actual costs incurred could be different than this adjustment.
(c)	Includes non-cash, stock-based compensation related to the vesting of certain performance based stock option awards, as well as employer payroll taxes associated with stock option exercises related to stock options that were outstanding prior to our initial public offering.

BOJANGLES’, INC. AND SUBSIDIARIES

Unaudited Reconciliation of Company Restaurant Revenues to Restaurant Contribution

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 28, 2015	June 29, 2014	June 28, 2015
Company restaurant revenues	$100,642	114,043	191,397	222,378
Food and supplies costs	(33,376)	(36,724)	(63,560)	(73,285)
Restaurant labor costs	(27,913)	(31,178)	(53,474)	(61,647)
Operating costs	(21,872)	(24,312)	(42,232)	(48,183)

Restaurant contribution	$17,481	21,829	32,131	39,263

Restaurant contribution margin	17.4%	19.1%	16.8%	17.7%